Exhibit 24.2

INTERNATIONAL AUTOMOTIVE COMPONENTS GROUP, S.A.

REGISTRATION STATEMENT ON FORM S-1

POWER OF ATTORNEY

The undersigned director of International Automotive Components Group, S.A. whose signature appears below constitutes and appoints James K. Kamsickas, Dennis E. Richardville and Janis N. Acosta, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to the registration statement on Form S-1 relating to the registration of the offering for sale and sale of shares of common stock of the registrant, and any registration statement (including exhibits thereto and other documents in connection therewith) filed by the registrant under Securities and Exchange Commission Rule 462(b) of the Securities Act of 1933 which relates to such registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Executed as of this 12th day of August 2013.

Signature	Title

/s/ F. David Segal
F. David Segal	Director